UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2015

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-179311	45-3864597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

48 Wall Street - Suite 1100

New York, New York 10005

(Address of principal executive offices, including zip code)

646-205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “Company,” “we,” “us,” and “our” refers to Tyme Technologies, Inc. and, unless the context indicates otherwise, its direct and indirect subsidiaries, Tyme Inc. (“Tyme”) and Luminant Biosciences, LLC, on a consolidated basis.

Item 3.02.  Unregistered Sales of Equity Securities.

On December 23, 2015, pursuant to a Securities Purchase Agreement, dated as of December 18, 2015 (the “Securities Purchase Agreement”), for the aggregate consideration of $3,000,000, we sold and issued to a total of three individuals and entities an aggregate of: (x) 750,000 shares (each, a “Share”) of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company and (y) 446,500 common stock purchase warrants (each, a “Warrant”).  Each Warrant entitles its holder to purchase one share of Common Stock (each, a “Warrant Share”) at an initial exercise price of $5.00 per Warrant Share (subject to adjustment) at any time during the period commencing on December 23, 2015 and terminating on the tenth anniversary of such date.  No registration rights were granted to the purchasers of the Shares and Warrants (collectively, the “Securities”).

We believe that the sale and issuance of the Securities were, and any issuance of Warrant Shares upon the exercise of the Warrants will be, exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as the sale and issuance is a transaction by an issuer not involving any public offering.

As an exhibit to the Securities Purchase Agreement, we provided the three purchasers with a list of risk factors that are applicable to our Company, our business, operations, drug candidates, regulatory matters affecting us and our Common Stock.

Previously, effective as of December 21, 2015, pursuant to a Securities Acquisition Agreement, dated as of December 18, 2015, we issued to a law firm, in satisfaction of $200,000 of payables due such law firm, an aggregate of (x) 50,000 shares (the “Law Firm Shares”) of Common Stock and (y) 29,767 Warrants. No registration rights were granted to the purchasers of the Law Firm Shares and Warrants (collectively, the “Law Firm Securities”).

We believe that the sale and issuance of the Law Firm Securities were, and any issuance of Warrant Shares upon the exercise of the Warrants issued to the law firm will be, exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as the sale and issuance is a transaction by an issuer not involving any public offering.

Item 9.01  Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

4.1

Form of Warrant Certificate, dated as of December 21, 2015 (with respect to 29,767 Warrants) and December 23, 2015 (with respect to an aggregate of 446,500 Warrants).  [Included as Exhibit A to the Securities Purchase Agreement, dated as of December 18, 2015, being filed as Exhibit 99.1 to this Current Report on Form 8-K.]

99.1	Form of Securities Purchase Agreement, dated as of December 18, 2015, among Tyme Technologies, Inc. and the purchaser parties thereto.

99.2	Securities Acquisition Agreement, dated as of December 18, 2015, among Tyme Technologies, Inc. and the purchaser parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: December 28, 2015	By:	/s/ Steve Hoffman
Steve Hoffman President and Chief Executive Officer